Exhibit 5.1

200 Park Avenue New York, NY 10166 T +1 212 294 6700 F +1 212 294 4700

May 17, 2023

Nxu, Inc.
1828 N. Higley Road, Suite 116

Mesa, AZ 85205

Re:       Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special counsel to Nxu, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-8 to be filed with the U.S. Securities and Exchange Commission (the “SEC”) on or about the date hereof (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offer and sale of up to 350,000,000 shares of Class A common stock, $0.0001 par value per share, of the Company (the “Shares”), issuable pursuant to the terms and in the manner set forth in the Company’s 2023 Omnibus Incentive Plan (the “Plan”) plus an additional 35,000,000 Shares that may be issued in accordance with the “recycling” provisions of the Plan, which provide that Shares subject to certain forfeited, canceled, exercised, paid, terminated or expired equity awards may be re-issued under the Plan.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

In rendering the opinion set forth below, we examined and relied upon such certificates, corporate records, agreements, instruments and other documents, and examined such matters of law, that we considered necessary or appropriate as a basis for the opinion. We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the certificate of incorporation of the Company, as in effect on the date hereof, (ii) the bylaws of the Company, as in effect on the date hereof, (iii) the Registration Statement, (iv) the Plan, (v) resolutions of the board of directors of the Company relating to, among other matters, the approval of the Plan, the reservation for issuance of the Shares issuable thereunder and the filing of the Registration Statement, and (vi) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents, that all parties to such documents had the power, corporate or other, to enter into and perform all obligations thereunder and all such documents have been duly authorized by all requisite action, corporate or other, and duly executed and delivered by all parties thereto. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares have been duly authorized and, when issued by the Company in accordance with the terms and in the manner set forth in the Plan, will be validly issued, fully paid and non-assessable.

The opinion expressed herein is based upon and limited to the General Corporation Law of the State of Delaware, including the statutory provisions, the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing. We express no opinion herein as to any other laws, statutes, regulations or ordinances.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are experts within the meaning of the Securities Act or the rules and regulations of the SEC or that this consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Winston & Strawn LLP